TO THE SECRETARY OF IDS LIFE
INSURANCE COMPANY OF NEW YORK

By a Consent in Writing in Lieu of a Meeting received by the Secretary on October 23, 1996, the Board of Directors of IDS Life Insurance Company of New
York:

         RESOLVED, That relative to the existing IDS Life of New York Account 8, the proper officers of the Corporation are authorized and directed, as they may deem appropriate from time to time in accordance with applicable laws and regulations: To establish further subaccounts within such separate account as they determine to be appropriate.

As President of IDS Life Insurance Company of New York, I hereby establish, in accordance with the above resolution and pursuant to the authority granted by the Board of Directors of IDS Life Insurance Company of New York, the following additional subaccounts within the Separate Account:

o Subaccount YBC, to invest in shares of AXPsm Variable Portfolio - Blue Chip Advantage Fund;
o    Subaccount  YBD,  to invest in shares of AXPsm  Variable  Portfolio  - Bond
     Fund;
o Subaccount YCR, to invest in shares of AXPsm Variable Portfolio - Capital Resource Fund;
o Subaccount YCM, to invest in shares of AXPsm Variable Portfolio - Cash Management Fund;
o Subaccount YDE, to invest in shares of AXPsm Variable Portfolio - Diversified Equity Income Fund;
o Subaccount YEM, to invest in shares of AXPsm Variable Portfolio - Emerging Markets Fund;
o Subaccount YEX, to invest in shares of AXPsm Variable Portfolio - Extra Income Fund;
o Subaccount YFI, to invest in shares of AXPsm Variable Portfolio - Federal Income Fund;
o Subaccount YGB, to invest in shares of AXPsm Variable Portfolio - Global Bond Fund;
o    Subaccount  YGR, to invest in shares of AXPsm  Variable  Portfolio - Growth
     Fund;
o Subaccount YIE, to invest in shares of AXPsm Variable Portfolio - International Fund;
o    Subaccount  YMF, to invest in shares of AXPsm Variable  Portfolio - Managed
     Fund;
o Subaccount YND, to invest in shares of AXPsm Variable Portfolio - New Dimensions Fund;
o Subaccount YIV, to invest in shares of AXPsm Variable Portfolio - S&P 500 Index Fund;
o Subaccount YSM, to invest in shares of AXPsm Variable Portfolio - Small Cap Advantage Fund;
o Subaccount YSA, to invest in shares of AXPsm Variable Portfolio - Strategy Aggressive Fund;
o    Subaccount YCA, to invest in shares of AIM V.I. Capital Appreciation Fund;
o    Subaccount YCD, to invest in shares of AIM V.I. Capital Development Fund;
o    Subaccount YIR, to invest in shares of American Century VP International;
o Subaccount YSB, to invest in shares of Calvert Variable Series, Inc. Social Balanced Portfolio;
o Subaccount YGC, to invest in shares of Fidelity VIP III Growth & Income Portfolio (Service Class);
o Subaccount YMP, to invest in shares of Fidelity VIP III Mid Cap Portfolio (Service Class);
o Subaccount YOS, to invest in shares of Fidelity VIP Overseas Portfolio (Service Class);
o Subaccount YRE, to invest in shares of FTVIPT Franklin Real Estate Fund - Class 2;
o Subaccount YSV, to invest in shares of FTVIPT Franklin Value Securities Fund - Class 2;
o Subaccount YIS, to invest in shares of FTVIPT Templeton International Smaller Companies Fund - Class 2;
o Subaccount YSE, to invest in shares of Goldman Sachs VIT COREsm Small Cap Equity Fund;
o Subaccount YUE, to invest in shares of Goldman Sachs VIT COREsm U.S. Equity Fund;
o    Subaccount  YMC,  to invest in  shares of  Goldman  Sachs VIT Mid Cap Value
     Fund;
o    Subaccount YAG, to invest in shares of Janus Aspen Series Aggressive Growth
     Portfolio: Service Shares;

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o    Subaccount YGT, to invest in shares of Janus Aspen Series Global Technology
     Portfolio: Service Shares;
o Subaccount YIG, to invest in shares of Janus Aspen Series International Growth Portfolio: Service Shares;
o    Subaccount   YIP,  to  invest  in  shares  of  Lazard   Retirement   Series
     International Equity Portfolio;
o    Subaccount  YGW, to invest in shares of MFS(R) VIT Growth  Series - Service
     Class;
o Subaccount YDS, to invest in shares of MFS(R) VIT New Discovery Series - Service Class;
o Subaccount YIO, to invest in shares of Putnam VT International New Opportunities Fund - Class IB Shares;
o    Subaccount  YVS,  to invest  in  shares of Putnam VT Vista  Fund - Class IB
     Shares;
o    Subaccount YMI, to invest in shares of Royce Micro-Cap Portfolio;
o    Subaccount YVA, to invest in shares of Third Avenue Value Portfolio;
o    Subaccount YIC, to invest in shares of Wanger International Small Cap;
o    Subaccount YSP, to invest in shares of Wanger U.S. Small Cap;
o Subaccount YEG, to invest in shares of Warburg Pincus Trust - Emerging Growth Portfolio

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the unit investment trust comprised of IDS Life of New York Account 8 and consisting of 16 subaccounts is hereby reconstituted as IDS Life of New York Account 8 consisting of 58 subaccounts.


                                                  Received by the Secretary
                                                  October 30, 2000
/s/ Timothy V. Bechtold
    Timothy V. Bechtold

                                              /s/ Eric L. Marhoun
                                                  Eric L. Marhoun